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                              BRIDGE LOAN AGREEMENT

                                   dated as of

                                  March 8, 2002

                                      among

                         L-3 COMMUNICATIONS CORPORATION,
                                  as Borrower,

       the Guarantors listed on the signature pages hereto, as Guarantors,

                       L-3 COMMUNICATIONS HOLDINGS, INC.,

                            the LENDERS named herein,

   LEHMAN BROTHERS INC. and BANC OF AMERICA BRIDGE LLC, as Joint Book-Running
                       Managers and Joint Lead Arrangers,

             CREDIT SUISSE FIRST BOSTON CORPORATION, as an Arranger

                                       and

              LEHMAN COMMERCIAL PAPER INC., as Administrative Agent



                         ------------------------------






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
                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I DEFINITIONS.............................................................................................1

   SECTION 1.1.     DEFINED TERMS.................................................................................1
   SECTION 1.2.     INTERPRETATION...............................................................................20

ARTICLE II THE BRIDGE FACILITY...................................................................................20

   SECTION 2.1.     BRIDGE LOANS COMMITMENTS; PROCEDURE FOR BORROWING............................................20
   SECTION 2.2.     MANDATORY EXCHANGE OF BRIDGE LOANS FOR EXCHANGE NOTES........................................21
   SECTION 2.3.     INTEREST AND DEFAULT INTEREST................................................................22
   SECTION 2.4.     MANDATORY PREPAYMENT.........................................................................22
   SECTION 2.5.     OPTIONAL PREPAYMENT..........................................................................23
   SECTION 2.6.     BREAKAGE COSTS; INDEMNITY....................................................................23
   SECTION 2.7.     PAYMENTS.....................................................................................23
   SECTION 2.8.     TAXES........................................................................................24
   SECTION 2.9.     RIGHT OF SET OFF, SHARING OF PAYMENTS, ETC...................................................28
   SECTION 2.10.    CERTAIN FEES.................................................................................29
   SECTION 2.11.    EVIDENCE OF DEBT.............................................................................29
   SECTION 2.12.    REQUIREMENTS OF LAW..........................................................................29
   SECTION 2.13.    REPLACEMENT OF LENDERS.......................................................................31
   SECTION 2.14.    CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS..................................31
   SECTION 2.15.    INABILITY TO DETERMINE INTEREST RATE.........................................................32
   SECTION 2.16.    ILLEGALITY...................................................................................32

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................32

   SECTION 3.1.     FINANCIAL CONDITION..........................................................................32
   SECTION 3.2.     NO CHANGE....................................................................................33
   SECTION 3.3.     CORPORATE EXISTENCE; COMPLIANCE WITH LAW.....................................................33
   SECTION 3.4.     CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS......................................33
   SECTION 3.5.     NO LEGAL BAR.................................................................................33
   SECTION 3.6.     NO MATERIAL LITIGATION.......................................................................34
   SECTION 3.7.     NO DEFAULT...................................................................................34
   SECTION 3.8.     OWNERSHIP OF PROPERTY; LIENS.................................................................34
   SECTION 3.9.     INTELLECTUAL PROPERTY........................................................................34
   SECTION 3.10.    TAXES........................................................................................34
   SECTION 3.11.    FEDERAL REGULATIONS..........................................................................34
   SECTION 3.12.    ERISA........................................................................................34
   SECTION 3.13.    INVESTMENT COMPANY ACT; OTHER REGULATIONS....................................................35
   SECTION 3.14.    FULL DISCLOSURE..............................................................................35
   SECTION 3.15.    PRIVATE OFFERING; RULE 144A MATTERS..........................................................35
   SECTION 3.16.    FINANCIAL CONDITION; SOLVENCY................................................................36
   SECTION 3.17.    SUBSIDIARIES.................................................................................36
   SECTION 3.18.    PURPOSE OF THE BRIDGE LOAN...................................................................36
   SECTION 3.19.    ENVIRONMENTAL MATTERS........................................................................36
   SECTION 3.20.    ACCURACY AND COMPLETENESS OF INFORMATION.....................................................37
   SECTION 3.21.    LABOR MATTERS................................................................................37

ARTICLE IV COVENANTS.............................................................................................38

   SECTION 4.1.     PAYMENT OF NOTES.............................................................................38

   SECTION 4.2.     REPORTS......................................................................................38
   SECTION 4.3.     COMPLIANCE CERTIFICATE.......................................................................39
   SECTION 4.4.     TAXES........................................................................................39
   SECTION 4.5.     RESTRICTED PAYMENTS..........................................................................39
   SECTION 4.6.     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES...............................41
   SECTION 4.7.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK...................................42
   SECTION 4.8.     ASSET SALES..................................................................................45
   SECTION 4.9.     TRANSACTIONS WITH AFFILIATES.................................................................46
   SECTION 4.10.    LIENS........................................................................................46
   SECTION 4.11.    FUTURE SUBSIDIARY GUARANTEES.................................................................46
   SECTION 4.12.    CORPORATE EXISTENCE..........................................................................47
   SECTION 4.13.    CHANGE OF CONTROL............................................................................47
   SECTION 4.14.    NO SENIOR SUBORDINATED DEBT..................................................................48
   SECTION 4.15.    PAYMENTS FOR CONSENT.........................................................................48
   SECTION 4.16.    NO REDEMPTION OF EXISTING SENIOR SUBORDINATED INDEBTEDNESS...................................48
   SECTION 4.17.    MERGER, CONSOLIDATION, OR SALE OF ASSETS.....................................................48

ARTICLE V CONDITIONS.............................................................................................49

   SECTION 5.1.     CONDITIONS PRECEDENT.........................................................................49

ARTICLE VI TRANSFER OF THE BRIDGE LOANS..........................................................................51

   SECTION 6.1.     TRANSFER OF THE BRIDGE LOANS.................................................................51
   SECTION 6.2.     REGISTRATION OF TRANSFER OR EXCHANGE.........................................................52
   SECTION 6.3.     REGISTER.....................................................................................52

ARTICLE VII EVENTS OF DEFAULT....................................................................................53

   SECTION 7.1.     EVENTS OF DEFAULT............................................................................53
   SECTION 7.2.     ACCELERATION.................................................................................54
   SECTION 7.3.     RIGHTS AND REMEDIES CUMULATIVE...............................................................55
   SECTION 7.4.     DELAY OR OMISSION NOT WAIVER.................................................................55
   SECTION 7.5.     RIGHTS OF LENDERS TO RECEIVE PAYMENT.........................................................55
   SECTION 7.6.     WAIVER OF PAST DEFAULTS......................................................................55

ARTICLE VIII PERMANENT SECURITIES................................................................................55

   SECTION 8.1.     PERMANENT SECURITIES.........................................................................55

ARTICLE IX SUBORDINATION.........................................................................................56

   SECTION 9.1.     AGREEMENT TO SUBORDINATE.....................................................................56
   SECTION 9.2.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.........................................................56
   SECTION 9.3.     DEFAULT ON DESIGNATED SENIOR DEBT............................................................56
   SECTION 9.4.     ACCELERATION OF BRIDGE LOANS.................................................................57
   SECTION 9.5.     WHEN DISTRIBUTION MUST BE PAID OVER..........................................................57
   SECTION 9.6.     NOTICE BY BORROWER...........................................................................57
   SECTION 9.7.     SUBROGATION..................................................................................58
   SECTION 9.8.     RELATIVE RIGHTS..............................................................................58
   SECTION 9.9.     SUBORDINATION MAY NOT BE IMPAIRED BY BORROWER................................................58
   SECTION 9.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.....................................................58
   SECTION 9.11.    RIGHTS OF ADMINISTRATIVE AGENT...............................................................59
   SECTION 9.12.    AUTHORIZATION TO EFFECT SUBORDINATION........................................................59

ARTICLE X GUARANTEE..............................................................................................59

   SECTION 10.1.    AGREEMENT TO GUARANTEE.......................................................................59
   SECTION 10.2.    EXECUTION AND DELIVERY OF GUARANTEES.........................................................59
   SECTION 10.3.    GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS............................................60
   SECTION 10.4.    RELEASES.....................................................................................62
   SECTION 10.5.    NO RECOURSE AGAINST OTHERS...................................................................63
   SECTION 10.6.    SUBORDINATION OF SUBSIDIARY GUARANTEES; ANTI-LAYERING........................................63

ARTICLE XI THE ADMINISTRATIVE AGENT..............................................................................63

   SECTION 11.1.    APPOINTMENT..................................................................................63
   SECTION 11.2.    DELEGATION OF DUTIES.........................................................................63
   SECTION 11.3.    EXCULPATORY PROVISIONS.......................................................................63
   SECTION 11.4.    RELIANCE BY THE ADMINISTRATIVE AGENT.........................................................64
   SECTION 11.5.    NOTICE OF DEFAULT............................................................................64
   SECTION 11.6.    NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS...................................64
   SECTION 11.7.    INDEMNIFICATION..............................................................................65
   SECTION 11.8.    ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY..............................................65
   SECTION 11.9.    SUCCESSOR ADMINISTRATIVE AGENT...............................................................65
   SECTION 11.10.   LIMITATION OF DUTIES.........................................................................66

ARTICLE XII MISCELLANEOUS........................................................................................66

   SECTION 12.1.    EXPENSES; DOCUMENTARY TAXES..................................................................66
   SECTION 12.2.    NOTICES......................................................................................66
   SECTION 12.3.    CONSENT TO AMENDMENTS AND WAIVERS............................................................67
   SECTION 12.4.    PARTIES......................................................................................69
   SECTION 12.5.    NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL...............................69
   SECTION 12.6.    REPLACEMENT NOTES............................................................................69
   SECTION 12.7.    LIMITATION OF LIABILITY......................................................................69
   SECTION 12.8.    INDEPENDENCE OF COVENANTS....................................................................69
   SECTION 12.9.    CURRENCY INDEMNITY...........................................................................69
   SECTION 12.10.   SUCCESSORS AND ASSIGNS.......................................................................70
   SECTION 12.11.   INTEGRATION CLAUSE...........................................................................70
   SECTION 12.12.   SEVERABILITY CLAUSE..........................................................................70
   SECTION 12.13.   SURVIVAL OF CERTAIN PROVISIONS...............................................................70

                                    EXHIBITS
                                    --------

EXHIBIT A          FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B          FORM OF NOTE
EXHIBIT C          FORM OF ESCROW AGREEMENT
EXHIBIT D          FORM OF EXCHANGE NOTE INDENTURE
EXHIBIT E-1        OPINION OF SPECIAL NEW YORK COUNSEL TO THE BORROWER AND THE
                   GUARANTORS (FUNDING DATE)
EXHIBIT E-2        OPINION OF GENERAL COUNSEL OF THE BORROWER AND THE GUARANTORS
                   (FUNDING DATE)
EXHIBIT F          FORM OF DEBT REGISTRATION RIGHTS AGREEMENT
EXHIBIT G          FORM OF EXEMPTION CERTIFICATE



                                    SCHEDULES
                                    ---------

SCHEDULE 3.4       CONSENTS
SCHEDULE 3.5       VIOLATIONS
SCHEDULE 3.6       LITIGATION
SCHEDULE 3.9       INTELLECTUAL PROPERTY
SCHEDULE 3.10      TAXES
SCHEDULE 3.17      SUBSIDIARIES

          THIS BRIDGE LOAN AGREEMENT, dated as of March 8, 2002 (as amended, restated and/or otherwise modified from time to time, this "AGREEMENT"), is by and among:

          (a) L-3 Communications Corporation, a Delaware corporation (the "BORROWER"),

          (b) the Guarantors listed on the signature pages hereto, as Guarantors (each a "GUARANTOR" and, collectively, the "GUARANTORS"),


          (c) L-3 Communications Holdings, Inc. ("HOLDINGS"),

          (d) the Lenders (as defined in Article I),

          (e) Lehman Commercial Paper Inc., as Administrative Agent,

          (f) Lehman Brothers Inc. and Banc of America Bridge LLC, as joint book-running managers and joint lead arrangers, and

          (g) Credit Suisse First Boston Corporation, as an arranger.

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Borrower proposes to acquire all of the assets of Aircraft Integration Systems ("AIS"), an operating segment of Raytheon Company (the "ACQUIRED BUSINESS");

          WHEREAS, in that connection, the Borrower has requested loans (i) to provide a portion of funds required by the Borrower to make the Acquisition (as defined in Article I) and (ii) to pay fees and expenses in connection with herewith and therewith;

          WHEREAS, the Lenders are willing to make such loans available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          Section 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "1997 INDENTURE" means the indenture, dated as of April 30, 1997, among The Bank of New York, as trustee, and the Borrower, with respect to the 1997 Notes.

          "1997 NOTES" means the $225,000,000 in aggregate principal amount of the Borrower's 10 3/8% Senior Subordinated Notes due 2007, issued pursuant to the 1997 Indenture on April 30, 1997.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ACQUISITION" means the acquisition of the Acquired Business by the Borrower.

          "ACQUIRED BUSINESS" has the meaning specified in the preamble to this Agreement.

          "ACQUISITION DOCUMENTS" means the Asset Purchase Agreement and any other material instrument or document executed in connection therewith.

          "ADMINISTRATIVE AGENT" means LCPI, acting as agent pursuant to Article XI or any successor or replacement Administrative Agent, acting in such capacity.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AFFILIATE TRANSACTION" has the meaning specified in Section 4.9.

          "AGREEMENT" has the meaning specified in the preamble to this Agreement.

          "ARRANGERS" means Lehman Brothers Inc. and Banc of America Bridge LLC, as joint lead book-running managers and joint lead arrangers hereunder, and Credit Suisse First Boston Corporation, as an arranger hereunder.

          "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement, dated as of January 11, 2002, among Raytheon Company, Raytheon Australia Pty Ltd. and L-3 Communications Corporation, as amended, supplemented or otherwise modified from time to time.

          "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole shall be governed by the covenant contained in
Section 4.13 and not by the covenant contained in Section 4.8), and (ii) the issue or sale by the Borrower or any of its Subsidiaries of Equity Interests of any of the Borrower's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Borrower to a Restricted Subsidiary or by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant contained in Section 4.5 and (iv) a disposition of Cash Equivalents in the ordinary course of business shall not be deemed to be an Asset Sale.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

                  "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction, means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the last Federal Funds Effective Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BOA in Charlotte, North Carolina, as its "reference rate." (The "reference rate" is a rate set by BOA based upon various factors including BOA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  "BENEFICIAL OWNER" and "BENEFICIAL OWNERSHIP" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                  "BOA" means Bank of America, N.A.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Borrower, or any authorized committee of the Board of Directors.

                  "BORROWER" has the meaning specified in the preamble to this Agreement.

                  "BRIDGE LOAN" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

                  "BUSINESS" has the meaning specified in Section 3.19.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, and
(vii) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in
Section 4.13(a).

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
Section 4.13(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

                  "COMMITMENT" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

                  "COMMITMENT LETTER" means the Interim Loan Commitment Letter (including all exhibits and annexes thereto) among Lehman Commercial Paper Inc., Lehman Brothers Inc., Banc of America Bridge LLC, Banc of America Securities LLC, Credit Suisse First Boston Corporation, Credit Suisse First Boston, Cayman Islands Branch, Holdings and the Borrower, dated March 4, 2002, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

                  "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Borrower or one of its Restricted Subsidiaries, and (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Borrower and its other Restricted Subsidiaries.

                  "CONSOLIDATED TANGIBLE ASSETS" means, with respect to the Borrower, the total consolidated assets of the Borrower and its Restricted Subsidiaries, less the total intangible assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Borrower and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

                  "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Funding Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the

Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL INVESTMENT AFFILIATE" means, as to any Lender, an investment fund that is regularly engaged in making, purchasing or investing in loans or securities and is under common management with such Lender.

                  "CREDIT FACILITIES" means, with respect to the Borrower, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "CREDIT PARTIES" means each of the Borrower and the Guarantors.

                  "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                  "DEBT REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of the Funding Date, among the Borrower, the Guarantors and the Administrative Agent pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as Exhibit F.

                  "DECEMBER 1998 NOTES" means the $200,000,000 in aggregate principal amount of the Borrower's 8% Senior Subordinated Notes due 2008, issued pursuant to the December 1998 Indenture on December 11, 1998.

                  "DECEMBER 1998 INDENTURE" means the indenture, dated as of December 11, 1998, among The Bank of New York, as trustee, and the Borrower, with respect to the December 1998 Notes.

                  "DEFAULT" means any event that is, or with the passage of time the giving of notice or both would be, an Event of Default.

                  "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Senior Credit Facilities and (ii) any other Senior Debt permitted to be incurred under this Agreement the principal amount of which is $25.0 million or more and that has been designated by the Borrower as "Designated Senior Debt."

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Bridge Loans mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.5 hereof; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations.

                  "DOLLARS" or "$" shall mean dollars, the lawful currency of the United States of America.

                  "ENGAGEMENT LETTER" means the Engagement Letter among Lehman Brothers Inc., Banc of America Securities LLC, BOA, Credit Suisse First Boston Corporation, Holdings and the Borrower, dated March 4, 2002, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

                  "ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as has been, is now, or may at any time hereafter be, in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss. 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C.ss.ss.9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq.; the Clean Water Act; 33 U.S.C.ss.ss.1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq.; or other similar federal and/or state environmental laws.

                  "ENVIRONMENTAL PERMITS" means any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

                  "ESCROW AGENT" means The Bank of New York, a New York banking corporation, in its capacity as escrow agent pursuant to the Escrow Agreement.

                  "ESCROW AGREEMENT" means the escrow agreement, dated as of the Funding Date, among the Borrower, the Administrative Agent, the Arrangers and the Escrow Agent, in the form attached as Exhibit C.

                  "EURODOLLAR BUSINESS DAY" means any Business Day on which commercial banks are open in London for the transaction of international business, including dealings in Dollar deposits in the international interbank markets.

                  "EVENT OF DEFAULT" means any of the events specified in
Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE DATE" means the date on which the Bridge Loans convert to Exchange Notes in accordance with Section 2.2.

                  "EXCHANGE NOTE INDENTURE" means the indenture relating to the Exchange Notes, among the Borrower, as issuer, the Guarantors, as guarantors, and the Exchange Note Trustee, in the form attached as Exhibit D.

                  "EXCHANGE NOTE TRUSTEE" means, on any date of determination, the trustee under the Exchange Note Indenture.

                  "EXCHANGE NOTES" means those certain Senior Subordinated Notes of the Borrower, guaranteed by the Guarantors and placed into escrow on the Funding Date, to be issued in exchange for the Bridge Loans pursuant to Section 2.2, in the form attached as an exhibit to the Exchange Note Indenture.

                  "EXISTING INDEBTEDNESS" means any Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities and the Bridge Loans) in existence on the date of the Agreement, until such amounts are repaid.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Administrative Agent.

                  "FEE LETTER" means the Interim Loan Fee Letter among Lehman Commercial Paper Inc., Lehman Brothers Inc., Banc of America Bridge LLC, Banc of America Securities LLC, Credit Suisse First Boston Corporation, Credit Suisse First Boston, Cayman Islands Branch, and the Borrower, dated March 4, 2002, as amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

                  "FOREIGN SUBSIDIARY" means a Restricted Subsidiary of the Borrower that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or that has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Borrower.

                  "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on

Equity Interests payable solely in Equity Interests of the Borrower, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Borrower or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "FUNDING DATE" means the date on which the Bridge Loans are funded and the conditions set forth in Section 5.1 are satisfied or waived in accordance with Section 12.3.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "GUARANTORS" means each Person listed on the signature pages to this Agreement and each Subsidiary of the Borrower that executes a Subsidiary Guarantee in accordance with the provisions of the Agreement, and their respective successors and assigns.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

                 "HOLDINGS" means L-3 Communications Holdings, Inc., a Delaware corporation.

                 "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                 "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "INSOLVENT" means that which is pertaining to a condition of Insolvency.

                 "INTELLECTUAL PROPERTY" has the meaning specified in Section
3.9.

                 "INTEREST PAYMENT DATE" means (i) the last day of each Interest Period, (ii) the date of any prepayment or exchange of all or any portion of the principal of the Bridge Loans and (iii) the date, if any, on which the Bridge Loans are converted into Exchange Notes.

                 "INTEREST PERIOD" means, with respect to any Bridge Loan:

                 (a) initially, the period commencing on the Funding Date with respect to such Bridge Loan and ending one or three months thereafter, as selected by the Borrower in its notice of borrowing with respect thereto; and

                 (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Bridge Loan and ending one or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto; or

                 (c) any other period agreed to by the Borrower and each Lender;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                 (i) if any Interest Period pertaining to a Bridge Loan would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) any Interest Period for any Bridge Loan that would otherwise extend beyond the one-year anniversary of the Funding Date shall otherwise end on the one-year anniversary of the Funding Date;

                  (iii) any Interest Period for any Bridge Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

                  (iv) any Interest Period pertaining to a Bridge Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period would otherwise be scheduled to end) shall end on the last Eurodollar Business Day of the appropriate calendar month.

                  "INTEREST RATE" means the sum of (a) the LIBOR plus (b) 350 basis points.

                  "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant contained in Section 4.5.

                  "LCPI" means Lehman Commercial Paper Inc.

                  "LENDERS" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "LIBOR" means, as to any Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period quoted on the second Eurodollar Business Day prior to the first day of such Interest Period, as such rate appears on Page 3750 as of 11:00 A.M. (London time) on such date, as determined by the Administrative Agent and notified to the Lenders and the Borrower on such second prior Eurodollar Business Day. If LIBOR cannot be determined based on Page 3750, LIBOR means the rate per annum, as supplied to the Administrative Agent, quoted by BOA's London Branch to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 A.M. (London time) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Bridge Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "LOAN DOCUMENTS" means this Agreement, the Notes and the Related Documents.

                  "MAJORITY LENDERS" means, at any time, Lenders holding at least a majority of the then aggregate principal balance of the Bridge Loans then outstanding, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Bridge Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Bridge Loans or the total Commitments.

                  "MARKETABLE SECURITIES" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and
(ii) issued by a corporation having a total equity market capitalization of not less than $300.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Borrower and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the other Loan Documents, the Exchange Note Indenture, the Exchange Notes or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

                  "MATURITY DATE" means May 15, 2009.

                  "MAY 1998 NOTES" means the $180,000,000 in aggregate principal amount of the Borrower's 8 1/2% Senior Subordinated Notes due 2008, issued pursuant to the May 1998 Indenture on May 22, 1998.

                  "MAY 1998 INDENTURE" means the indenture, dated as of May 22, 1998, among The Bank of New York, as trustee, and the Borrower, with respect to the May 1998 Notes.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" means (i) in the case of an Asset Sale, the aggregate cash proceeds received (including any cash and Cash Equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, net of attorneys' fees, accountants' fees, investment banking fees, brokers' and underwriters' discounts and commissions paid to third parties, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is sold or otherwise disposed of in connection with the Asset Sale, the aggregate amount of reserves that is required or appropriate in the reasonable judgment of the Borrower to pay contingent liabilities with respect to the Asset Sale (provided that amounts deducted from aggregate proceeds pursuant to this clause and not actually paid by the Borrower or any of its Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Cash Proceeds and shall be applied in accordance with Section 2.4(a) at such time as the Borrower shall reasonably determine that such amounts are not required to pay contingent liabilities with respect to the Asset Sale) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements with any Person other than the Borrower and its Subsidiaries) and (ii) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, brokers' and underwriting discounts and commissions paid to third parties and other customary fees and expenses actually incurred in connection therewith net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements with any Person other than the Borrower and its Subsidiaries) and (iii) in connection with any capital contribution from Holdings made pursuant to Section 2.4(b), the cash proceeds received from such contribution, net of attorney's fees and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements with any Person other than the Borrower and its Subsidiaries).

                  "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes thereon, realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss and (iii) the cumulative effect of a change in accounting principles.

                  "NET PROCEEDS" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "NONCONSENTING LENDER" has the meaning specified in Section 2.13.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Borrower nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise), or (C) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

                  "NON-U.S. LENDER" has the meaning specified in Section 2.8(g).

                  "NOTES" or "BRIDGE NOTES" means the promissory notes of the Borrower substantially in the form attached as Exhibit B hereto evidencing the Bridge Loans.

                  "OBLIGATIONS" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower.

                  "OTHER TAXES" has the meaning specified in Section 2.8(b).

                  "OUTSTANDING SENIOR SUBORDINATED NOTES" means the 10M%
Senior Subordinated Notes due 2007, 8 1/2% Senior Subordinated Notes due 2008 and 8% Senior Subordinated Notes due 2008 issued by the Borrower and guaranteed by certain of its Subsidiaries.

                  "PAGE 3750" means the display designated as page "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

                  "PARTICIPANT" has the meaning specified in Section 6.1(b).

                  "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 9.3.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

                  "PERMANENT SECURITIES" shall mean any debt securities issued by the Borrower or any of its Subsidiaries during the term of the Engagement Letter, whether sold in connection with an underwritten offering or a private placement.

                  "PERMITTED INDEBTEDNESS" means Indebtedness permitted to be incurred by the Borrower or any Subsidiary of the Borrower pursuant to Section 4.7.

                  "PERMITTED INVESTMENTS" means (i) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower that is a Guarantor; (ii) any Investment in cash or Cash Equivalents; (iii) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Borrower and a Guarantor or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower that is a Guarantor; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.5 or any disposition of assets not constituting an Asset Sale; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower; (vi) advances to employees not to exceed $2.5 million at any one time outstanding; (vii) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier; (viii) Hedging Obligations permitted to be incurred under Section 4.7; (ix) any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (ix) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the Consolidated Tangible Assets of the Borrower; and (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $15.0 million.

                  "PERMITTED JOINT VENTURE" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the Board of Directors to the contrary); provided that (i) at least 25% of the Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Borrower and/or by one or more Restricted Subsidiaries of the Borrower and (ii) such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "PERMITTED LIENS" means (i) Liens securing Senior Debt of the Borrower or any Guarantor that was permitted by the terms of this Agreement to be incurred; (ii) Liens in favor of the Borrower or any Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower; (iv) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Borrower or any of its Restricted Subsidiaries; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.7 covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Funding Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower with respect to obligations that do not exceed $5.0 million at any one time outstanding; (x) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by this Agreement to be incurred; (xi) Liens securing Permitted Refinancing Indebtedness; provided, that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended; (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; and
(xv) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Borrower or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Bridge Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Bridge Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERMITTED SECURITIES" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided, that after giving effect to the Asset Sale such Person shall becomes a Restricted Subsidiary and a Guarantor.

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is under which the Borrower or any Commonly Controlled Entity may incur any liability.

                  "PREPAYMENT TRANSACTION" has the meaning specified in Section 2.4(a).

                  "PRINCIPALS" means Lehman Brothers Holdings, Inc. and any of its Affiliates, Lockheed Martin Corporation, Frank C. Lanza and Robert V. LaPenta.

                  "PROPERTIES" has the meaning specified in Section 3.19.

                  "REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.3.

                  "REGULATION D" means Regulation D of the Securities Act as the same may be amended or supplemented from time to time.

                  "RELATED DOCUMENTS" means the Escrow Agreement; the Debt Registration Rights Agreement; the Engagement Letter; and the Fee Letter.

                  "RELATED PARTY" with respect to any Principal means (i) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

                  "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under the regulations of the PBGC.

                  "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

                  "REQUIREMENT OF LAW" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENTS" has the meaning specified in Section
4.5.

                  "RESTRICTED SUBSIDIARY" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies.

                   "SEC" means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR CREDIT FACILITIES" means the Second Amended and Restated 364 Day Credit Agreement, dated as of May 16, 2001, among the Borrower and a syndicate of banks and other financial institutions led by BOA, as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and the Third Amended and Restated Credit Agreement, dated as of May 16, 2001, among the Borrower and a syndicate of banks and other financial institutions led by BOA, as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreements or other credit agreements or otherwise).

                  "SENIOR DEBT" means (i) all Indebtedness of the Borrower or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Borrower or any of its Restricted Subsidiaries under the terms of the Agreement, in each case, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Bridge Loans and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Borrower, (ii) any Indebtedness of the Borrower to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act, as such Regulation is in effect on the date hereof.

                  "SIMILAR BUSINESS" means a business, a majority of whose revenues in the most recently ended calendar year were derived from (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products, (ii) any services related thereto, (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and
(iv) any combination of any of the foregoing.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA but is not a Multiemployer Plan.

                  "SOLVENT" means, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBSIDIARY" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SUBSIDIARY GUARANTEE" means, as to any Guarantor, the Guarantee of the Bridge Loans given by such Guarantor, whether evidenced by its execution of this Agreement or a separate instrument.

                  "TAXES" has the meaning specified in Section 2.8(a).

                  "TRANSACTIONS" means, collectively, the Acquisition, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means the Loan Documents and the Acquisition Documents.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.5. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.7, the Borrower shall be in default of such covenant). The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such

Indebtedness is permitted under Section 4.7, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

     Section 1.2 INTERPRETATION. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                    ARTICLE 2
                               THE BRIDGE FACILITY

     Section 2.1 BRIDGE LOANS COMMITMENTS; PROCEDURE FOR BORROWING.

     (a) In reliance upon the representations and warranties of the Borrower herein and subject to the terms and conditions hereof, each of the Lenders severally (but not jointly) agrees to make a Bridge Loan to the Borrower on the Funding Date in an amount not to exceed the amount of such Lender's Commitment. The Commitments shall automatically terminate upon the earliest of (i) the funding of the Bridge Loans on the Funding Date in accordance with this Section 2.1, (ii) the termination of the Asset Purchase Agreement in accordance with its terms, (iii) the consummation of the Acquisition without the funding of the Bridge Loans and (iv) 5:00 p.m., New York City time, on April 15, 2002.

     (b) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, three Eurodollar Business Days prior to the anticipated Funding Date) requesting that the Lenders make the Bridge Loans on the Funding Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Funding Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Bridge Loan to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders in like funds as received by the Administrative Agent.

     (c) The Commitment of each Lender shall be reduced to zero immediately after the making of a Bridge Loan by such Lender on the Funding Date. The unpaid principal amount of the Bridge Loans, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date. For Bridge Loans outstanding after the Maturity Date, interest will be payable on demand at the rate provided in Section 2.3(c).

     (d) The Borrower agrees to pay the original Lenders named on the signature pages to this Agreement (in proportion to the aggregate amount funded by such Lender on the Funding Date), for their own accounts, a funding fee based upon the principal amount of Bridge Loans outstanding on the dates set forth below, payable as follows:

     Basis
    Points                        Due Date
    ------                        --------
      25                90 days after the Funding Date
      25                180 days after the Funding Date
      25                270 days after the Funding Date


     Section 2.2 MANDATORY EXCHANGE OF BRIDGE LOANS FOR EXCHANGE NOTES.

     (a) If the Bridge Loans are not repaid in full on or prior to the one-year anniversary of the Funding Date, then on such anniversary date, following payment by the Company of all interest and fees accrued on or in respect of the Bridge Loans to such date (including the fees contemplated by Section 2.1), each Bridge Loan will be automatically converted into an Exchange Note having a principal amount equal to the principal amount of that Bridge Loan (the "EXCHANGE DATE"). From and after the Exchange Date, all outstanding Notes will be converted into the right to receive a like principal amount of Exchange Notes. Each Lender will deliver its Notes to the Administrative Agent on the Exchange Date (or as soon thereafter as practicable), and the Administrative Agent will deliver all such Notes to the Escrow Agent on the Exchange Date (or as soon thereafter as practicable). The Exchange Notes will be governed by and construed in accordance with the provisions of the Exchange Note Indenture. The Exchange Notes will be dated the Exchange Date and will be guaranteed by all of the Guarantors.

     (b) The Exchange Notes will be authenticated and released from escrow on the terms and pursuant to the procedures provided in the Escrow Agreement.

     (c) Each Exchange Note issued pursuant to this Section 2.2 shall bear interest from and after the Exchange Date at a fixed rate equal to the yield-to-maturity (as calculated by the Administrative Agent) on the Borrower's highest yielding Existing Senior Subordinated Indebtedness as of 5:00 p.m. (New York City time) on the Business Day immediately preceding the Exchange Date, plus 100 basis points.

     Section 2.3 INTEREST AND DEFAULT INTEREST.

     (a) INTEREST RATE APPLICABLE TO BRIDGE LOANS. Subject to Section 2.3(c), the unpaid principal balance of each Bridge Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Interest Rate then in effect.

     (b) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest (including default interest, if any) shall be calculated on the basis of the actual number of days elapsed and a 360-day year and shall be payable in arrears by the Borrower not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with
Section 2.7.

     (c) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Bridge Loan by acceleration or otherwise, until such amount (plus all accrued and unpaid interest) is paid in full, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the then current Interest Rate on the Loans. The Borrower shall pay such default interest in cash on demand from time to time.

     Section 2.4 MANDATORY PREPAYMENT.

     (a) The Borrower shall prepay the Bridge Loans ratably in accordance with the aggregate outstanding principal balances thereof with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of the Permanent Securities, or any other debt securities of the Borrower or any of its Subsidiaries or any Equity Interests of the Borrower or any direct or indirect parent holding company of the Borrower, including, without limitation, Holdings;
(ii) the incurrence of any other Indebtedness by the Borrower or any Subsidiary of the Borrower or any direct or indirect parent holding company of the Borrower, including, without limitation, Holdings (other than under the Senior Credit Facilities as in effect on the date hereof and Permitted Indebtedness); and (iii) any future issuance or sale of stock of Subsidiaries or any Asset Sale by the Borrower or any Subsidiary of the Borrower after the Funding Date (each of the transactions in the foregoing clauses (i), (ii) and (iii), a "PREPAYMENT TRANSACTION"). Notwithstanding the foregoing sentence, the Borrower shall not be required to prepay the Bridge Loans with the Net Cash Proceeds received by the Borrower or any Subsidiary from an Asset Sale (a) if the Borrower is required to apply such Net Cash Proceeds to prepay loans and permanently reduce commitments pursuant to the Senior Credit Facilities (and does so apply such Net Cash Proceeds) or (b) in the case of any sale of assets of PerkinElmer, Inc. for Net Cash Proceeds aggregating up to $75.0 million since the date of this Agreement; provided that such Net Cash Proceeds are re-invested in the Borrower and its Subsidiaries in accordance with the provisions of the Senior Credit Facilities as in effect on the date of this Agreement. Subject to the preceding sentence, the Borrower shall, not later than the third Business Day following the receipt of Net Cash Proceeds with respect to any Prepayment Transaction, apply such Net Cash Proceeds to prepay the Bridge Loans pursuant to this Section 2.4, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Bridge Loans to be prepaid, plus all accrued fees and all accrued and unpaid interest thereon to the date of prepayment.

     (b) Holdings hereby agrees to be bound by the foregoing provision and agrees to contribute the net proceeds of any issuance of its Equity Interests to the Borrower as common equity capital promptly upon the receipt of such net proceeds.

     Section 2.5 OPTIONAL PREPAYMENT. The Borrower may, upon three Business Days' prior written notice to the Administrative Agent, prepay the Bridge Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Bridge Loans to be prepaid, plus accrued and unpaid interest thereon to the prepayment date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. Once such notice is sent or mailed, the Bridge Loans to be prepaid shall become due and payable on the prepayment date set forth in such notice. Such notice may not be conditional.

     Section 2.6 BREAKAGE COSTS; INDEMNITY. The Borrower agrees to indemnify and hold each Lender harmless from and against any loss or expense which such Lender sustains or incurs as a consequence of:

     (a) the failure by the Borrower to borrow Bridge Loans on the Funding Date after the Borrower has given a notice with respect thereof in accordance with
Section 2.1;

     (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of Section 2.4 or 2.5, as applicable; or

     (c) the mandatory or optional prepayment of Bridge Loans on a day that is not the last day of an Interest Period (but excluding loss of margin).

Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (but excluding loss of margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Each Lender claiming any payment pursuant to this Section 2.6 shall do so by giving notice thereof to the Borrower and the Administrative Agent (showing calculation of the amount claimed in reasonable detail) within 60 Business Days after a failure to borrow, or to prepay, after notice or after a prepayment of Bridge Loans on a day which is not the last day of an Interest Period therefor. This covenant shall survive the termination of this Agreement and the payment of all of the Bridge Loans and all other amounts payable hereunder.

     Section 2.7 PAYMENTS.

     (a) WIRE TRANSFER. The principal of, fees, premium, if any, and interest on each Bridge Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Administrative Agent for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Register from time to time to the Borrower by the Administrative Agent at least three Business Days prior to the due date therefor.

     (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Bridge Loan shall be due on a day other than a Eurodollar Business Day, such payment shall be made on the next succeeding Eurodollar Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Eurodollar Business Day falls in the next calendar month or quarter, as applicable, such payment shall be made on the next preceding Eurodollar Business Day.

     (c) NO DEFENSE. To the fullest extent permitted by law, the Borrower and the Guarantors shall make all payments hereunder and under the Notes regardless of any defense (other than the defense of payment) or counterclaim.

     (d) ALLOCATION. Any money paid to, received by, or collected by the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

                  FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent hereunder and under the Fee Letter;

                  SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

                  THIRD: to the indefeasible payment of all accrued interest to the date of such payment or collection; and

                  FOURTH: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal.

     Section 2.8 TAXES.

     (a) TAXES. Any and all payments by the Borrower and each Guarantor hereunder or under the Bridge Loans or any other Loan Document shall be made, in accordance with Section 2.7 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income, franchise or similar taxes imposed or levied on the Administrative Agent or the Lenders as a result of a present or former connection between the Administrative Agent or the Lenders and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Notes or any other Loan Document to the Administrative Agent or the Lenders:
(i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.8) the Administrative Agent or the Lenders receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower or such Guarantor, as the case may be, shall make such deductions or withholdings; and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws; provided that the Borrower and the Guarantors shall not be required to increase such payments, or pay such amounts to any Non-U.S. Lender with respect to deductions or withholding that are imposed on amounts payable to such Non-U.S. Lender at the time such Lender becomes a party to this Agreement (except, in the case of a Non-U.S. Lender becoming a party to this Agreement as a result of an assignment, to the extent such Non-U.S. Lender's assignor is entitled to a greater payment or additional amount from the Borrower pursuant to this Section 2.8 at the time of the assignment) or that are attributable to such Non-U.S. Lender's failure to comply with Section 2.8(g). Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an original official receipt, if any, received by the Borrower showing payment thereof, or, if such receipt is not available, any other proof of payment reasonably satisfactory to the Administrative Agent.

     (b) OTHER TAXES. In addition, the Borrower and each of the Guarantors agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note, other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES") and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes.

     (c) INDEMNITY. The Borrower and the Guarantors will indemnify the Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.8) paid by the Administrative Agent or any Lender and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days from the date the Administrative Agent or any Lender makes written demand therefor; provided, however, that the Borrower and the Guarantors shall not be obligated to make payment to the Lender or the Administrative Agent (as the case may be) pursuant to this Section 2.8(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if written demand therefor has not been made by such Lender or the Administrative Agent within 60 days from the date on which such Lender or the Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or Governmental Authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand; provided, further, that the Borrower and the Guarantors shall not be required to indemnity pursuant to this Section 2.8(c) any Non-U.S. Lender that fails to comply with
Section 2.8(g). After the Lender or the Administrative Agent (as the case may be) receive written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.8(c), such Lender and Administrative Agent will promptly notify the Borrower and the Guarantors of their obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.8(c).

     (d) FURNISH EVIDENCE TO ADMINISTRATIVE AGENT. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Administrative Agent, within 60 days after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent.

     (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower or any Guarantor hereunder, the agreements and obligations of the Borrower and the Guarantors contained in this Section 2.8 shall survive the payment in full of all amounts due hereunder and under the Notes.

     (f) MITIGATION. If the Borrower or any Guarantor (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.8 as a result of a change in any Requirement of Law or the interpretation or application thereof occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower or such Guarantor, change the jurisdiction in which its Bridge Loans are maintained if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's, reasonable discretion, determined not to be disadvantageous to such Lender.

     (g) NON-U.S. LENDERS. Each Lender (or transferee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to U.S. U.S. federal income taxation regardless of the source of its income or any trust which is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust as described in section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (A) two duly completed and signed copies of either Internal Revenue Service Form W-8 BEN (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of United States Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement, the other Loan Documents under an applicable treaty) or Form W-8 ECI (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement, the other Loan Documents), or successor and related applicable forms, as the case may be; or

                  (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit G (or such other form of statement as shall be reasonably requested by the Borrower or the Administrative Agent from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 BEN (relating to its status as a non-United States person) or successor and related applicable form (it being understood that no Participant and, without the prior written consent of the Borrower described in Section 6.1(a), no Assignee shall be entitled to deliver any forms or statements under this clause (B), but rather shall be required to deliver forms pursuant to clause (A) of this Section 2.8(g)).

Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms W-8 BEN or W-8 ECI, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower or the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations and (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit G (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and, if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and, if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time; unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related Participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 2.8(g). Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent, which failure resulted from the Borrower's reliance on any form, statement, certificate or other information provided to it by such Non-U.S. Lender pursuant to clause (B) or clause (ii) of this Section 2.8(g). A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 2.8(g) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that withholding or deduction resulting from a failure to comply with this paragraph (g) shall not be subject to payment or indemnity by the Borrower pursuant to this Section 2.8; provided, however, that if a Non-U.S. Lender's failure to so comply is caused by a change in law (or interpretation thereof) that becomes effective after the Funding Date, any withholding or deduction resulting therefrom shall be subject to payment and indemnity by the Borrower under this Section 2.8); provided, further, however, that if such change in law provides that such Non-U.S. Lender is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or the other Loan Documents, such Non-U.S. Lender shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. If the Guarantor makes any payment to any Non-U.S. Lender under any Loan Document, the foregoing provisions of this Section 2.8(g) shall apply to such Non-U.S. Lender and such Guarantor as if such Guarantor were the Borrower (but a Non-U.S. Lender shall not be required to provide any form or make any statement to any such Guarantor unless such Non-U.S. Lender has received a request to do so from such Guarantor and has a reasonable time to comply with such request).

                  Nothing in this Section 2.8 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations (except to the extent any such information may be contained in the forms described in clauses (A) and (B) of this Section 2.8(g)) or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

     (h) If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of any Taxes paid by the Borrower, which refund, in the good faith judgment of such Lender, is allocable to such payment made pursuant to this Section 2.8 and can be applied for without prejudice to such Lender, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request from the Borrower, apply for such refund at the Borrower's sole expense. If any Lender receives such refund (as described in the previous sentence), it shall repay the amount of such refund (together with any interest received thereon) to the Borrower if all the payments due under this Section 2.8 have been paid in full.

     Section 2.9 RIGHT OF SET OFF, SHARING OF PAYMENTS, ETC.

     (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender or its Affiliates under this Agreement, the other Loan Documents including, without limitation, all interests in or participations in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand therefor. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it in good faith. A Lender exercising its rights under this Section 2.9(a) shall provide prompt notice to the Borrower and the Administrative Agent following such exercise.

     (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Bridge Loan owing to it or payment of any other amount under this Agreement, any Loan Document or any Notes held by it through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Bridge Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Bridge Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Bridge Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any right described in this Section 2.9 or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.9 to share in the benefits of any recovery on such secured claim.

     Section 2.10 CERTAIN FEES. The Borrower and each of the Guarantors hereby jointly and severally agree to pay to each of the Lenders, for their own accounts, the fees and expenses specified in the Fee Letter on the terms described therein with respect to the Bridge Loans, the Exchange Notes and the transactions contemplated by the Fee Letter and the Commitment Letter (including, without limitation, the rollover fee and the refinancing fee described therein).

     Section 2.11 EVIDENCE OF DEBT

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Bridge Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 6.3, and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Bridge Loan made hereunder and any Note evidencing such Bridge Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.11(a) shall, to the extent permitted by applicable law, and in the absence of any manifest error, be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded. In the event of a discrepancy between the Register and any Lender's books relating to such matters, the Register shall be controlling in the absence of manifest error.

     (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note of the Borrower evidencing any Bridge Loan, substantially in the form of Exhibit B, with appropriate insertions as to date and principal amount.

     Section 2.12 REQUIREMENTS OF LAW.

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Note, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by Section 2.8 and changes in the rate of net income taxes, franchise taxes, branch profits taxes, minimum taxes or similar taxes of such Lender and any other taxes that are excluded from the definition of Taxes in Section 2.8);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Interest Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making or maintaining the Bridge Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon written demand such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such designation would allow the Lender or its lending office to continue to perform its obligations to make Bridge Loans or to maintain Bridge Loans and avoid the need for, or reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such costs; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such additional amount or amounts; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amount or amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection, showing the calculation thereof in reasonable detail, submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (d) If the Borrower or any Guarantor (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this
Section 2.12 as a result of a change in any Requirement of Law or the application or interpretation thereof occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower or such Guarantor, change the jurisdiction in which its Bridge Loans are maintained if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's reasonable discretion, determined not to be disadvantageous to such Lender.

     Section 2.13 Replacement of Lenders. If at any time (a) the Borrower becomes obligated to pay additional amounts pursuant to Section 2.8, 2.12 or
2.16 as a result of any condition described in those sections, (b) any Lender ceases to make Bridge Loans pursuant to Section 2.16, (c) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (d) any Lender becomes a Nonconsenting Lender (as defined below), then the Borrower may, on five Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to
Section 6.1 all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under Section 2.6 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts under Section 2.8, 2.12 or 2.16, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under Section 2.8, 2.12 or 2.16, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to its replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts under this Section 2.13, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents, the Exchange Notes or the Exchange Note Indenture or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 12.3 and (z) the Majority Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "NONCONSENTING LENDER."

     Section 2.14 CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS.

     (a) Upon request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to Section 2.8 or
2.12 shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Taxes or other amounts giving rise to such payment; provided, that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Taxes or other amounts.

     (b) Each Lender agrees that if it makes any demand for payment under subsection 2.8 or 2.12(a), or if any adoption or change of the type described in subsection 2.16 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its reasonable discretion) to designate a different lending office if the making of such a designation would allow the Lender to continue to make and maintain Bridge Loans and would reduce or obviate the need for the Borrower to make payments under subsection 2.8 or 2.12(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.16.

     Section 2.15 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Interest Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Majority Lenders that the Interest Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Bridge Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.

     If such notice is given, any outstanding Bridge Loans shall bear interest at the Base Rate until such notice has been withdrawn in writing by the Administrative Agent (which the Administrative Agent agrees to do when the Administrative Agent has determined, or has been instructed by the Majority Lenders that, the circumstances that prompted the delivery of such notice no longer exist).

     Section 2.16 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Bridge Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Bridge Loans and continue Bridge Loans as such shall forthwith be canceled and (b) such Lender's Bridge Loans then outstanding shall, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, bear interest at the Base Rate. If any such change in the rate of interest to the Base Rate occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.6. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Bridge Loan Loans at the Interest Rate shall be reinstated.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     As of the date hereof and as of the Funding Date, the Borrower and each of the Guarantors and, as applicable, Holdings, hereby jointly and severally represent and warrant to the Lenders, the Arrangers and the Administrative Agent that each of the following representations and warranties is true and will be true after giving effect to the Transactions:

     Section 3.1 FINANCIAL CONDITION. The audited consolidated balance sheets at December 31, 2000 and the related statements of income and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, and the unaudited consolidated balance sheets at September 30, 2001 and the related statements of income and cash flows of Borrower and its Subsidiaries for the three quarters then ended, have been delivered to the Administrative Agent and the Lenders and have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

     Section 3.2 NO CHANGE. There has not occurred any event, development or circumstance since September 30, 2001 that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting: (i) the Acquisition, (ii) the business, assets, results of operations, management, prospects, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (iii) the business, assets, results of operations, prospects, property or condition (financial or otherwise) of the Acquired Business and its subsidiaries, taken as a whole, or (iv) the validity or enforceability of any of the Loan Documents, the Exchange Note Indenture or the Exchange Notes or the rights and remedies of the Administrative Agent and the Lenders thereunder.

     Section 3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents, the Exchange Note Indenture and the Exchange Notes to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of such Transaction Documents, the Exchange Note Indenture and the Exchange Notes. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents, the Exchange Note Indenture or the Exchange Notes to which the Borrower and each other Credit Party is a party, except those set forth in Schedule 3.4. This Agreement has been, and each other Transaction Document will be, duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement constitutes, and each other Transaction Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party thereto enforceable against each such Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     Section 3.5 NO LEGAL BAR. Except as set forth on Schedule 3.5 or as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of each Transaction Document, the borrowing and use of the proceeds of the Bridge Loans and the consummation of the transactions contemplated by the Transaction Documents, the Exchange Notes and the Exchange Note Indenture: (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon Holdings, the Borrower or any Subsidiary of the

Borrower or any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it or any of its Contractual Obligations.

     Section 3.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 3.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any Transaction Document or any of the transactions contemplated hereby or thereby or which could reasonably be expected to have a Material Adverse Effect.

     Section 3.7 NO DEFAULT. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 3.8 OWNERSHIP OF PROPERTY; LIENS. Each of Holdings, the Borrower and its Subsidiaries (i) has good record and insurable title in fee simple to, or a valid leasehold interest in, all its material real property, (ii) has good title to, or a valid leasehold interest in, all its other material property and
(iii) none of such property in clauses (i) and (ii) is or shall be subject to any Lien except as permitted by Section 4.10.

     Section 3.9 INTELLECTUAL PROPERTY. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the best of the Borrower's knowledge, and except as set forth on Schedule 3.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 3.10 TAXES. Except as set forth on Schedule 3.10, each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     Section 3.11 FEDERAL REGULATIONS. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds of the Bridge Loans) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

     Section 3.12 ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Reportable Event has occurred with respect to any

Single Employer Plan, all contributions required to be made with respect to a Plan have been timely made; none of the Borrower or any of its Subsidiaries nor any Commonly Controlled Entity has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no termination of, or institution of proceedings to terminate or appoint a trustee to administer, a Single Employer Plan has occurred; and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower); no "accumulated funding deficiency" (within the meaning of
Section 412 of the Code or Section 302 of ERISA), extension of any amortization period (within the meaning of Section 412 of the Code) or Lien in favor of the PBGC or a Plan has arisen or has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in an amount which would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

     Section 3.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. None of the Borrower or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. None of the Borrower or any of its Subsidiaries is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board, which is not applicable to the transactions contemplated by this Agreement) which limits its ability to incur Indebtedness.

     Section 3.14 FULL DISCLOSURE. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions, with all such information, reports, financial statements and certificates taken as a whole, contains or will contain as of the date delivered any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements, taken as a whole, not misleading in the light of the circumstances under which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed to be reasonable at the time of preparation and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     Section 3.15 PRIVATE OFFERING; RULE 144A MATTERS.

     (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, and by the Administrative Agent and the Lenders in writing to the Borrower, the making of the Bridge Loans hereunder and the issuance of the instruments evidencing such Bridge Loans and the issuance of the Exchange Notes in the manner contemplated by this Agreement and the Exchange Note Indenture, respectively, are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower nor any Guarantor has issued or sold Bridge Loans, the instruments evidencing such Bridge Loans or the Exchange Notes to anyone other than the Lenders. No securities of the same class as the Bridge Loans, the instruments evidencing such Bridge Loans or the Exchange Notes have been issued or sold by the Borrower or any Guarantor within the six-month period immediately prior to the date hereof.

The Borrower and each Guarantor agrees that neither it, nor anyone acting on its behalf, will (i) offer the Bridge Loans, the instruments evidencing such Bridge Loans or the Exchange Notes so as to subject the making, issuance and/or sale of the Bridge Loans, the instruments evidencing such Bridge Loans or the Exchange Notes to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Bridge Loans, the instruments evidencing such Bridge Loans, the Exchange Notes and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Note, and (subject to the terms of the Exchange Note Indenture and the Escrow Agreement) each of the Exchange Notes shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

     (b) In the case of each offer, sale or issuance of the Bridge Loans or the Exchange Notes, no form of general solicitation or general advertising was or will be used by the Borrower or any Guarantor or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (c) The Exchange Notes will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Exchange Notes are issued and delivered pursuant to the Transaction Documents and the Exchange Note Indenture, they will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any other security of the Borrower or any Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents or the Exchange Note Indenture will require the qualification of an indenture under the Trust Indenture Act.

     Section 3.16 FINANCIAL CONDITION; SOLVENCY. The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the consummation of the Transactions will be, Solvent.

     Section 3.17 SUBSIDIARIES. The Subsidiaries of the Borrower and their respective jurisdictions of incorporation shall be as set forth on Schedule 3.17, and all the Subsidiaries of the Borrower are Restricted Subsidiaries unless otherwise identified.

     Section 3.18 PURPOSE OF THE BRIDGE LOAN. The Borrower shall use the proceeds of the Bridge Loans to finance the Acquisition and the fees and expenses incurred in connection therewith.

     Section 3.19 ENVIRONMENTAL MATTERS. Except insofar as any exception to any of the following, or any aggregation of such exceptions, is not reasonably likely to result in a Material Adverse Effect:

     (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

     (b) None of Holdings, the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the

Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

     (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

     (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

     (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

     (f) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "BUSINESS") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

     (g) Holdings, the Borrower and its Subsidiaries hold and are in compliance with all Environmental Permits necessary for their operations.

     Section 3.20 ACCURACY AND COMPLETENESS OF INFORMATION. No fact is known to Holdings, the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed to the Lenders by Holdings, the Borrower or its Subsidiaries in writing prior to the date hereof. Neither Holdings, the Borrower nor any Subsidiary of the Borrower is aware of any material liability of the Borrower or any of its Subsidiaries which is not fully disclosed in the most recent financial statements delivered to the Agents and Lenders pursuant to Section 3.1 hereto.

     Section 3.21 LABOR MATTERS. There are no strikes pending or, to the Borrower's knowledge, overtly threatened against Holdings, the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and each of its Subsidiaries (and their predecessors) have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                                   ARTICLE IV
                                    COVENANTS

     Section 4.1 PAYMENT OF NOTES.

     The Borrower shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if the Administrative Agent holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Borrower in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Borrower shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 4.2 REPORTS.

     Notwithstanding that the Borrower may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Borrower shall file with the SEC (and provide the Administrative Agent and Lenders with copies thereof), without cost to the Lenders, within 15 days after it files them with the SEC:

     (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

     (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

     (d) any other information, documents and other reports which the Borrower would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; provided, however, the Borrower shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Borrower will make available such information to the Administrative Agent and Lenders within 15 days after the time the Borrower would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act.

     In addition to the foregoing, the Borrower shall provide to the Administrative Agent, with copies for the Lenders, any financial or other report or notice delivered by the Borrower to, or received from, any holder of Senior Debt, including, without limitation, any lender under the Senior Credit Facilities, each such report or notice to be provided to the Administrative Agent, with copies for the Lenders, promptly upon delivery to or receipt from any holder of Senior Debt of such notice or report.

     Delivery of such reports, information and documents to the Administrative Agent and Lenders is for informational purposes only and the receipt of such by the Administrative Agent and Lenders shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower's compliance with any of its covenants hereunder (as to which the Administrative Agent and Lenders are entitled to rely exclusively on Officers' Certificates).

     Section 4.3 COMPLIANCE CERTIFICATE.

     (a) The Borrower shall deliver to the Administrative Agent, with copies for each Lender, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Bridge Loans is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Borrower's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Article IV hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Borrower shall, so long as any of the Bridge Loans are outstanding, deliver to the Administrative Agent and the Lenders, as soon as possible and in any event within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

     Section 4.4 TAXES.

     The Borrower shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

     Section 4.5 RESTRICTED PAYMENTS.

     The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower) or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower;
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Bridge Loans except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.7; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (ii) through (vii) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of this Agreement), is less than the sum of (i) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from July 1, 1997 to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Borrower since April 30, 1997 from a contribution to its common equity capital or the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Borrower that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Borrower and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after April 30, 1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith), plus (iv) to the extent not already included in such Consolidated Net Income of the Borrower for such period and without duplication, (A) 100% of the aggregate amount of cash received as a dividend from an Unrestricted Subsidiary, (B) 100% of the cash received upon the sale of Marketable Securities received as a dividend from an Unrestricted Subsidiary, and (C) 100% of the net assets of any Unrestricted Subsidiary on the date that it becomes a Restricted Subsidiary.

                  The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Borrower in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, other Equity Interests of the Borrower (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness; (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Borrower or Holdings held by any future, present or former employee, director or consultant of the Borrower or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $1.5 million in any calendar year and provided, further, that cancellation of Indebtedness owing to the Borrower from members of management of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; (v) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options; (vi) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $500,000 per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Borrower would be required to pay in respect of the income of the Borrower and its Subsidiaries if the Borrower were a stand alone entity that was not owned by Holdings; and (vii) other Restricted Payments in an aggregate amount since May 22, 1998 not to exceed $20.0 million.

     The Board of Directors of the Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Administrative Agent. Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.5 were computed.

     Section 4.6 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries, (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements, (B) the provisions of agreements governing Indebtedness incurred pursuant to clause (v) of the second paragraph of Section 4.7, (C) the Senior Credit Facilities, this Agreement, the Notes, the 1997 Indenture, the 1997 Notes, the May 1998 Indenture, the May 1998 Notes, the December 1998 Indenture and the December 1998 Notes, in each case as the same are in effect on the date of this Agreement, (D) applicable law, (E) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (F) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (iii) on the property so acquired, (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(I) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (J) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.7 and 4.10 that limit the right of the debtor to dispose of the assets securing such Indebtedness, (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, or
(L) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

     Section 4.7 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and that the Borrower shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period. The provisions of the first paragraph of this Section 4.7 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED INDEBTEDNESS"):

                  (i) the incurrence by the Borrower of additional Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause
         (i) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), not to exceed $375.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied since December 11, 1998 to repay any such Indebtedness pursuant to Section 4.8;

                  (ii) the incurrence by the Borrower and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Borrower and the Guarantors of $500.0 million in aggregate principal amount of the Bridge Loans and the Guarantees thereof;

                  (iv) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrower or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
         (iv), not to exceed $30.0 million at any time outstanding;

                  (v) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Borrower or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Borrower or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause
         (v), does not exceed $10.0 million;

                  (vi) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by this Agreement to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause (i) above);

                  (vii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (viii) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and
         (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

                  (ix) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that (A) if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Bridge Loans and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be;

                  (x) the incurrence by the Borrower or any of the Guarantors of Hedging Obligations that are incurred for the purpose of (A) fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding or (B) protecting the Borrower and its Restricted Subsidiaries against changes in currency exchange rates;

                  (xi) the guarantee by the Borrower or any of the Guarantors of Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that was permitted to be incurred by another provision of this Section 4.7;

                  (xii) the incurrence by the Borrower's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower that was not permitted by this clause (xii), and the issuance of preferred stock by Unrestricted Subsidiaries;

                  (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower or any Restricted Subsidiaries in the ordinary course of business; and

                  (xiv) the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $50.0 million.

     For purposes of determining compliance with this Section 4.7, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this
Section 4.7, the Borrower shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.7.

     Section 4.8 ASSET SALES.

     The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Administrative Agent which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $5.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities; provided, however, that (A) the amount of any Senior Debt of the Borrower or such Restricted Subsidiary that is assumed by the transferee in any such transaction and (B) any consideration received by the Borrower or such Restricted Subsidiary, as the case may be, that consists of
(1) all or substantially all of the assets of one or more Similar Businesses,
(2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

     The Net Cash Proceeds from any Asset Sale shall be applied in accordance with Section 2.4. Subject to Section 2.4, within 365 days after the receipt of any Net Proceeds from any Asset Sale, the Borrower may apply such Net Proceeds, at its option, (i) to repay Indebtedness under a Credit Facility, or (ii) to acquire Permitted Securities, all or substantially all of the assets of one or more Similar Businesses, or the making of a capital expenditure or the acquisition of other long-term assets in a Similar Business. Pending the final application of any such Net Proceeds, the Borrower may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Borrower shall make an offer to all holders of 1997 Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of 1997 Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the 1997 Indenture. To the extent that the aggregate amount of 1997 Notes tendered pursuant to an Asset Sale Offer is less than the remaining Excess Proceeds ("REMAINING EXCESS PROCEEDS") and the sum of (A) such amount of Remaining Excess Proceeds and (B) the Remaining Excess Proceeds from any subsequent Asset Sale Offers exceeds $3.0 million, the Borrower will be required to make an offer to repay the Bridge Loans and any other Indebtedness that ranks pari passu with the Bridge Loans (including, without limitation, the May 1998 Notes and the December 1998 Notes) that, by its terms, requires the Borrower to offer to repay or repurchase such Indebtedness with such Remaining Excess Proceeds (a "SECONDARY ASSET SALE OFFER") to repay the maximum principal amount of Bridge Loans and purchase the maximum principal amount of pari passu Indebtedness that may be repaid or purchased out of such Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repayment or purchase, in accordance with the procedures set forth in this Agreement. To the extent that the aggregate amount of Bridge Loans and pari passu Indebtedness tendered pursuant to a Secondary Asset Sale Offer is less than the Remaining Excess Proceeds, the Borrower may use any Remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Bridge Loans or pari passu Indebtedness surrendered by holders thereof exceeds the amount of Remaining Excess Proceeds in a Secondary Asset Sale Offer, the Borrower shall repay or repurchase such Indebtedness on a pro rata basis and the Administrative Agent shall select the Bridge Loans and Notes to be repaid on a pro rata basis. Upon completion of such offer to repay or purchase, the amount of Excess Proceeds shall be reset at zero.

     Section 4.9 TRANSACTIONS WITH AFFILIATES.

     The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person and (ii) the Borrower delivers to the Administrative Agent (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Lenders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions shall not prohibit: (i) any employment agreement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (ii) any transaction with Lehman Brothers Holdings, Inc. or any of its Affiliates; (iii) any transaction between or among the Borrower and/or its Restricted Subsidiaries; (iv) transactions between the Borrower or any of its Restricted Subsidiaries, on the one hand, and Lockheed Martin Corporation or any of its Subsidiaries or a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Borrower or the applicable Restricted Subsidiary of the Borrower than those that could have been obtained from an unaffiliated third party; provided that (A) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration in excess of $5.0 million but less than $25.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Borrower's Chief Executive Officer or Chief Financial Officer and (B) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration equal to or in excess of $25.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors; (v) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the date of this Agreement; and (vi) any Restricted Payment that is permitted by the provisions of Section 4.5.

     Section 4.10 LIENS.

                  The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Section 4.11 FUTURE SUBSIDIARY GUARANTEES.

                  If the Borrower or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the date of this Agreement, then such Subsidiary shall promptly and, in any event, within 30 days become a Guarantor and execute a supplemental agreement in form and substance satisfactory to the Administrative Agent, and deliver an opinion of counsel to the Administrative Agent as to the validity of such Subsidiary Guarantee. The Subsidiary

Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

     Section 4.12 CORPORATE EXISTENCE.

     Subject to Section 4.17 hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Restricted Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

     Section 4.13 CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Bridge Loans pursuant to that described below at a prepayment price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to the date of prepayment (the "CHANGE OF CONTROL PAYMENT"). Within ten days following any Change of Control, the Borrower shall mail a notice to each Lender describing the transaction or transactions that constitute the Change of Control and offering to repay the Bridge Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE") pursuant to the procedures set forth below. Prior to the prepayment of any Bridge Loans following a Change of Control, but in any event within 90 days following a Change of Control, the Borrower shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the prepayment of such Bridge Loans pursuant to this Section 4.13.

     (b) Notice of a Change of Control shall be mailed by the Borrower to the Lenders at their addresses set forth in the Register. The Change of Control offer shall remain open from the time of mailing until five Business Days prior to the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control offer.

     (c) On the Change of Control Payment Date, the Borrower shall (i) repay in accordance with Section 2.7 all Bridge Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control offer,
(ii) pay the Change of Control Payment for each such Bridge Loan (or portion thereof) elected to be repaid and (iii) deliver to each such Lender a new Note equal in principal amount (excluding premiums, if any) to the unpurchased portion of the corresponding Notes surrendered, if any. The Borrower will notify the remaining Lenders of the results of the Change of Control offer on or as soon as practicable after the Change of Control Payment Date.

     Section 4.14 NO SENIOR SUBORDINATED DEBT.

     The Borrower shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Credit Facilities or any other Senior Debt and senior in any respect in right of payment to the Bridge Loans. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Credit Facilities or any other Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.

     Section 4.15 PAYMENTS FOR CONSENT.

     Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 4.16 NO REDEMPTION OF EXISTING SENIOR SUBORDINATED INDEBTEDNESS.

     Notwithstanding anything contained in this Agreement to the contrary, neither the Borrower nor any of its Subsidiaries will voluntarily purchase, redeem, defease or otherwise retire for value any of its existing senior subordinated Indebtedness (including, without limitation, the 1997 Notes, the December 1998 Notes, the May 1998 Notes, the 5.25% Convertible Senior Subordinated Notes due 2009 issued by Holdings and the 4.00% Senior Subordinated Convertible Contingent Debt Securities due 2011 issued by Holdings), prior to such Indebtedness' stated maturity, until the Bridge Loans and all related Obligations have been paid in full in cash; provided that Holdings, the Borrower and the Borrower's Subsidiaries may purchase, redeem, defease or otherwise retire for value any of the outstanding 5.25% Convertible Senior Subordinated Notes due 2009 issued by Holdings or the 4.00% Senior Subordinated Convertible Contingent Debt Securities due 2011 issued by Holdings with Equity Interests (other than Disqualified Stock) of Holdings or the Borrower. In the event that the Borrower or Holdings is required to purchase, redeem, defease or otherwise retire for value any of its existing senior subordinated Indebtedness (including, without limitation, the 1997 Notes, the December 1998 Notes, the May 1998 Notes, the 5.25% Convertible Senior Subordinated Notes due 2009 issued by Holdings and the 4.00% Senior Subordinated Convertible Contingent Debt Securities due 2011 issued by Holdings), it will repay in full, in cash, all Obligations with respect to the Bridge Loans at least two Business Days prior to such purchase, redemption, defeasance or retirement.

     Section 4.17 MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     (a) The Borrower may not consolidate or merge with or into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Borrower is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Borrower under the Notes and this Agreement pursuant to an amendment to this Agreement in a form reasonably satisfactory to the

Administrative Agent; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Borrower with or into a Wholly Owned Restricted Subsidiary of the Borrower, the Borrower or the entity or Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.7 or (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     (b) Notwithstanding clause (iv) in the immediately foregoing paragraph, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower and (ii) the Borrower may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Borrower in another State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

     (c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 4.17 hereof, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Borrower's assets that meets the requirements of Section
4.17 hereof.

                                   ARTICLE V
                                   CONDITIONS

     Section 5.1 CONDITIONS PRECEDENT. The obligations of the Lenders to make the Bridge Loans shall be subject to the satisfaction (or waiver in accordance with Section 12.3) of each of the following conditions:

     (a) The representations and warranties of the Company, Holdings and each of the Guarantors in Article III shall be true, accurate and correct as of the date given and as of the Funding Date.

     (b) Holdings, the Company and each of the Guarantors shall have complied in all material respects with all of their agreements contained in any of the Loan Documents that were required to be complied with on or prior to the Funding Date.

     (c) The Company shall have furnished to the Administrative Agent a certificate, dated the Funding Date and delivered on behalf of the Company, of its Chairman of the Board, its President or a Vice President and its chief financial officer, in form and substance satisfactory to the Administrative Agent, to the effect of 5.1(a) and 5.1(b).

     (d) Each Credit Party shall have executed and delivered counterparts to each of the Loan Documents and the Exchange Note Indenture, and the Borrower and the Guarantors shall have executed the Exchange Notes and the related authentication order, delivered such authentication order to the trustee under the Exchange Note Indenture and placed the Exchange Notes into escrow pursuant to the Escrow Agreement.

     (e) There shall not exist (pro forma for the Acquisition and the financing thereof) any Default or Event of Default hereunder, under the Senior Credit Facilities or any other material Indebtedness or agreement of the Borrower or the Acquired Business.

     (f) Funds needed to finance the Acquisition will be provided as follows:
(i) approximately $215.0 million of cash on hand; (ii) approximately $415.0 million of borrowings by the Borrower under the existing Credit Facilities; and
(iii) $500.0 million in Bridge Loans provided hereunder. On the Funding Date, neither the Borrower nor any of its Subsidiaries will have any Indebtedness or Equity Interests outstanding except that which are outstanding as of the date on which the Commitment Letter was executed and Indebtedness incurred to finance the Acquisition as described above.

     (g) The Acquisition shall have been consummated for an aggregate purchase price not exceeding $1.13 billion (not including fees and expenses not exceeding $30 million in the aggregate) and subject to the post-closing adjustments provided in the Asset Purchase Agreement pursuant to the Asset Purchase Agreement and the exhibits thereto and no material provision thereof shall have been waived, amended, supplemented or otherwise modified.

     (h) There shall not have occurred any event, development or circumstance since September 30, 2001 that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting
(i) the Acquisition, (ii) the business, assets, results of operations, management, prospects, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (iii) the business, assets, results of operations, prospects, property or condition (financial or otherwise) of the Acquired Business and its subsidiaries, taken as a whole, or (iv) the validity or enforceability of any of the Loan Documents, the Exchange Note Indenture or the Exchange Notes or the rights and remedies of the Administrative Agent and the Lenders thereunder.

     (i) The Arrangers shall not have become aware after the date hereof of any information or other matter affecting the Borrower, the Acquired Business or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Lenders prior to the date hereof.

     (j) There shall not have occurred any material disruption or adverse change, as determined by the Arrangers in their sole discretion, in the financial or capital markets generally, or in the markets for bank loan or bridge loan syndication, high yield debt or equity securities in particular, or affecting the syndication or funding of bank loans or bridge loans (or the refinancing thereof), that has had or could reasonably be expected to have a material adverse impact on the ability to sell or place the Permanent Securities.

     (k) All material governmental and third party approvals necessary in connection with the Acquisition and the financing contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

     (l) The Arrangers shall have received satisfactory pro forma financial statements of the Borrower reflecting the completion of the Acquisition and all other completed or probable acquisitions, all in form and substance reasonably satisfactory to the Arrangers in their sole discretion. Such financial statements shall show pro forma Consolidated Cash Flow of the Borrower (calculated in good faith and including only those adjustments the Administrative Agent agrees are appropriate) for the twelve-month period ended December 31, 2001 of not less than $500.0 million.

     (m) The Lenders shall have received such legal opinions (including opinions
(i) from counsel to the Borrower and its Subsidiaries and (ii) from such special and local counsel as may be reasonably required by the Administrative Agent) including without limitation those represented by Exhibits E-1 and E-2 hereto.

     (l) The Senior Credit Facilities shall have been amended so that they permit the transactions contemplated by the Loan Documents, the Exchange Notes and the Exchange Note Indenture, including without limitation, the payments required by Section 2.4.

                                   ARTICLE VI
                          TRANSFER OF THE BRIDGE LOANS

     Section 6.1 TRANSFER OF THE BRIDGE LOANS.

     (a) ASSIGNMENT BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement without the consent of the Borrower, any Guarantor or any other Lender, but in compliance with all applicable laws; provided, however, that except in the case of an assignment to a Lender, an Affiliate or a Control Investment Affiliate thereof, no interest in any Bridge Loans may be pledged to any commercial bank or other institutional lender or sold, assigned or otherwise transferred to any third party except with the prior consent of the Administrative Agent (which consent shall not unreasonably be withheld). Except in the case of an assignment to a Lender, an Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender's Bridge Loans, the amount of the Bridge Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower otherwise consents. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement. Each assignee that is a Non-U.S. Lender shall comply with the provisions of clause (A) of Section 2.8(g) or, with the prior written consent of the Borrower, which shall not be unreasonably withheld, the provisions of clause
(B) of Section 2.8(g). The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance. Upon recording thereof pursuant to Section 6.3, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.6, 2.8 and 2.9).

     (b) PARTICIPATIONS. Any Lender may, without the consent of any Person, in accordance with applicable law, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement, but in such event (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the

Guarantors, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Transaction Documents, the Exchange Notes and the Exchange Note Indenture and to approve any amendment, modification or waiver of any provision of the Transaction Documents, the Exchange Note Indenture and the Exchange Notes, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Bridge Loans or any fees payable hereunder, or postpone the date of the final maturity of the Bridge Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Bridge Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 2.9(b) as fully as if it were a Lender hereunder. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6 and 2.8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 6.1(a); provided that, in the case of Section 2.8(g), such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) The provisions of this Section concerning assignments of Bridge Loans and Notes relate only to absolute assignments; such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Bridge Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     Section 6.2 REGISTRATION OF TRANSFER OR EXCHANGE. Against receipt of evidence of cancellation, discharge or surrender of any Notes by a Lender for registration of transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Note or Notes of the same aggregate tenor and principal amount, registered in such names and in such denominations as such Lender may request. The Borrower will pay any stamp tax or governmental charge imposed in respect of any such transfer.

     Section 6.3 REGISTER. The Administrative Agent shall, on behalf of the Borrower, maintain a register of the names and addresses of each Lender and the principal amount of the Bridge Loans owing to it pursuant to the terms hereof from time to time (the "REGISTER"). Upon its receipt of an Assignment Acceptance executed by an assigning Lender and an assignee together with payment by the assigning Lender or the assignee to the Administrative Agent of a registration and processing fee of $3,500 (provided that no such payment shall be required with respect to assignments involving LCPI as assignor or assignee), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 6.3. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the applicable Lenders one or more new Notes. The entries in the Register shall conculsive, absent manifest error, and the Administrative Agent, the Arrangers, the Borrower, the Guarantors and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Any assignment or transfer of all or part of a Bridge Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the

Note evidencing such Bridge Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled." The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry to such Lender's Bridge Loans), at any reasonable time and from time to time upon reasonable prior notice.

                                  ARTICLE VII
                                EVENTS OF DEFAULT

     Section 7.1 EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

     (a) the Borrower shall fail to pay any principal of any Bridge Loan when due in accordance with the terms hereof, whether or not prohibited by the terms of Article IX; or the Borrower shall fail to pay any interest on any Bridge Loan, or any other amount payable hereunder or under any other Loan Document, within 15 days after any such interest or other amount becomes due in accordance with the terms hereof, whether or not prohibited by the terms of Article IX; or

     (b) the Borrower shall fail to comply with any of the provisions of Section
4.8 or 4.13 hereof; or

     (c) the Borrower shall fail to observe or perform any other covenant or other agreement in this Agreement or the Notes for 60 days after notice to the Borrower by the Administrative Agent; or

     (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated, aggregates $10.0 million or more; or

     (e) the Borrower or any of its Restricted Subsidiaries is subject to a final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

     (f) the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; or

     (h) except as permitted herein, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid; or

     (i) any representation or warranty made or deemed made by the Borrower or any Guarantor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by any of them at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (j) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan that is not in the ordinary course; or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

     Section 7.2 ACCELERATION

     If any Event of Default occurs and is continuing, with the consent of the Lenders holding at least 33% in aggregate principal amount of the then outstanding Notes the Administrative Agent may, or upon request of the Lenders holding at least 33% in aggregate principal amount of the then outstanding Notes the Administrative Agent shall, by notice to the Borrower, declare all the Bridge Loans to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration or (ii) the date of acceleration of any Designated Senior Debt. Notwithstanding the foregoing, in the case of an Event of Default specified in Section 7.1(f) or 7.1(g) with respect to the Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Bridge Loans (with accrued interest thereon) will become due and payable without further action or notice.

     Section 7.3 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

     Section 7.4 DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

     Section 7.5 RIGHTS OF LENDERS TO RECEIVE PAYMENT. Notwithstanding anything to the contrary contained in this Agreement but subject to the provisions of
Article IX, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Bridge Loans and Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

     Sectin 7.6 WAIVER OF PAST DEFAULTS.Subject to Section 12.3, the Majority Lenders, by written notice to the Borrower, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                                  ARTICLE VIII
                              PERMANENT SECURITIES

     Section 8.1 PERMANENT SECURITIES.

     Commencing upon the execution hereof, the Borrower will take all action reasonably required in the opinion of Lehman Brothers, after consultation with Banc of America Securities LLC, in connection with any underwritten offering(s) or private placement(s) (including, without limitation, the purchase and resale of securities pursuant to Rule 144A under the Securities Act) of any debt securities issued by the Borrower or any of its Subsidiaries during the term of the Engagement Letter (for purposes of this Agreement, the term "PERMANENT SECURITIES" shall include all such debt securities). In connection with the sale of Permanent Securities, (i) the Borrower will prepare and deliver to Lehman Brothers Inc., Banc of America Securities LLC and Credit Suisse First Boston Corporation preliminary offering documents, (ii) if requested by Lehman Brothers Inc. or Banc of America Securities LLC, the Borrower will make appropriate Officers of the Borrower available for meetings with rating agencies, and obtain a rating for the Permanent Securities from S&P and Moody's and (iii) the Borrower will cooperate with Lehman Brothers Inc., Banc of America Securities LLC and Credit Suisse First Boston Corporation in preparing "road show" materials as reasonably requested by Lehman Brothers Inc., Banc of America Securities LLC and Credit Suisse First Boston Corporation in customary form for high yield transactions. The Borrower will also make its senior executives available for "road show" presentations in the United States at reasonable times to be mutually agreed as is customary for similar high yield offerings and otherwise cooperate as reasonably requested by Lehman Brothers Inc., Banc of America Securities LLC and Credit Suisse First Boston Corporation in marketing the Permanent Securities. All of the above described actions will be taken with a view to refinancing the Bridge Loans as soon as possible after the Funding Date.Additionally, the Borrower agrees to comply with all of its obligations under the Engagement Letter.

                                   ARTICLE IX
                                  SUBORDINATION

     Section 9.1 AGREEMENT TO SUBORDINATE. The Borrower and Lenders agree that the Bridge Loans and the Indebtedness evidenced by the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article IX, to the prior payment in full in cash of the Senior Credit Facilities and all other Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the lenders under the Senior Credit Facilities and the holders of all other Senior Debt. Notwithstanding anything to the contrary contained herein, the Indebtedness evidenced by the Notes and the Subsidiary Guarantees shall rank pari passu with all of the Borrowers' outstanding senior subordinated Indebtedness, including, without limitation, the Outstanding Senior Subordinated Notes.

     Section 9.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Borrower in a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property, an assignment for the benefit of creditors or any marshalling of the Borrower's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before any Lender will be entitled to receive any payment with respect to its Bridge Loan, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which any Lender would be entitled shall be made to the holders of Senior Debt.

     Section 9.3 DEFAULT ON DESIGNATED SENIOR DEBT. The Borrower may not make any payment or distribution to the Administrative Agent or any Lender in respect of Obligations with respect to the Bridge Loans and may not acquire from the Administrative Agent or any Lender any Bridge Loans for cash or property (other than securities that are subordinated to at least the same extent as the Bridge Loans to (a) Senior Debt and (b) any securities issued in exchange for Senior
Debt) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing; or

                  (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Administrative Agent receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from the Borrower or a Representative with respect to such Designated Senior Debt. If the Administrative Agent receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage



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         Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Bridge Loans that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days.

     The Borrower may and shall resume payments on and distributions in respect of the Bridge Loans and may acquire them upon the earlier of:

                  (1) the date upon which the default is cured or waived, or

                  (2) in the case of a default referred to in Section 9.3(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

     Section 9.4 ACCELERATION OF BRIDGE LOANS. If payment of the Bridge Loans is accelerated because of an Event of Default, the Borrower shall promptly notify holders of Senior Debt of the acceleration.

     Section 9.5 WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Administrative Agent or any Lender receives any payment of any Obligations with respect to the Bridge Loans at a time when the Administrative Agent or such Lender, as applicable, has actual knowledge that such payment is prohibited by
Article IX hereof, such payment shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Administrative Agent undertakes to perform only such obligations on the part of the Administrative Agent as are specifically set forth in this Article IX, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Administrative Agent shall pay over or distribute to or on behalf of the Lenders or the Borrower or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article IX, except if such payment is made as a result of the willful misconduct or negligence of the Administrative Agent.

     Section 9.6 NOTICE BY BORROWER. The Borrower shall promptly notify the Administrative Agent of any facts known to the Borrower that would cause a payment of any Obligations with respect to the Bridge Loans to violate this
Article IX, but failure to give such notice shall not affect the subordination of the Bridge Loans to the Senior Debt as provided in this Article IX.

     The Administrative Agent shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Administrative Agent determines in good faith that further evidence is required with respect to the right of any person as holder of Senior Debt to participate in any payment or distribution pursuant to this
Article IX, the Administrative Agent may request such person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of Senior Debt held by such person and the extent to which such person is entitled to participate in such payment or distribution if such person does not furnish such evidence, the Administrative Agent may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Agreement pending judicial determination as to the rights of such person to receive such payment.

     Section 9.7 SUBROGATION. After all Senior Debt is paid in full in cash and until the Bridge Loans are paid in full, the Lenders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Bridge Loans) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this Article IX to holders of Senior Debt that otherwise would have been made to the Lenders is not, as between the Borrower and the Lenders, a payment by the Borrower on the Bridge Loans.

     Section 9.8 RELATIVE RIGHTS. This Article IX defines the relative rights of the Lenders and holders of Senior Debt. Nothing in this Agreement shall:

                  (1) impair, as between the Borrower and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest on the Bridge Loans in accordance with their terms;

                  (2) affect the relative rights of the Lenders and creditors of the Borrower other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to the Lenders.

     If the Borrower fails because of this Article IX to pay principal of or interest on a Bridge Loan on the due date, the failure is still a Default or Event of Default.

     Section 9.9 SUBORDINATION MAY NOT BE IMPAIRED BY BORROWER. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Bridge Loans shall be impaired by any act or failure to act by the Borrower or any Lender or by the failure of the Borrower or any Lender to comply with this Agreement.

     Section 9.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Borrower referred to in this Article IX, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IX.

     Section 9.11 RIGHTS OF ADMINISTRATIVE AGENT. Notwithstanding the provisions of this Article IX or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments on the Bridge Loans, unless the Administrative Agent shall have received at the address set forth in Section 12.2 at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Bridge Loans to violate this Article IX. Only the Borrower or a Representative may give the notice.

     The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Administrative Agent. Any agent may do the same with like rights.

     Section 9.12 AUTHORIZATION TO EFFECT SUBORDINATION. Each Lender, by the Lender's acceptance thereof, authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article IX, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes.

                                    ARTICLE X
                                    GUARANTEE

     Section 10.1 AGREEMENT TO GUARANTEE. Each of the Guarantors hereby agrees as follows:

     (a) The Guarantors, jointly and severally with all other Guarantors, if any, unconditionally guarantee to each Lender and to the Administrative Agent and each of their respective successors and assigns, regardless of the validity and enforceability of the Agreement, the Notes or the Obligations of the Borrower under the Agreement or the Notes, that:

                  (i) the principal of, premium and interest on the Bridge Loans will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and premium, if any, and interest on the Bridge Loans, to the extent lawful, and all other Obligations of the Borrower to the Lenders or the Administrative Agent thereunder or under the Agreement will be promptly paid in full, all in accordance with the terms thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Bridge Loans or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     (b) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Agreement shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     Section 10.2 EXECUTION AND DELIVERY OF GUARANTEES. To evidence their Guarantees set forth in this Agreement, the Guarantors hereby agree that a notation of such Guarantee shall be endorsed by an Officer of each Guarantor on any Note authenticated and delivered by the Administrative

Agent on or after the date hereof. The form of such notation is included in the Form of Note attached as Exhibit B to this Agreement.

     (a) Notwithstanding the foregoing, the Guarantors hereby agree that their Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     (b) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever, and each Guarantor covenants that its Guarantee made pursuant to this Agreement will not be discharged except by complete performance of the obligations contained in the Notes and the Agreement.

     (c) If any Lender or the Administrative Agent is required by any court or otherwise to return to the Borrower or the Guarantors, or any Custodian, Administrative Agent, liquidator or other similar official acting in relation to either the Borrower or the Guarantors, any amount paid by either to the Administrative Agent or such Lender, the Guarantee made pursuant to this Agreement, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (d) The Guarantors hereby agree that their obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Agreement, the absence of any action to enforce the same, any waiver or consent by any Lender with respect to any provisions of the Notes or the Agreement, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (e) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Lenders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantors further agree that, as between the Guarantors, on the one hand, and the Lenders and the Administrative Agent, on the other hand:

                  (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII of this Agreement for the purposes of the Guarantee made pursuant to this Agreement, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby;

                  (ii) in the event of any declaration of acceleration of such Obligations as provided in Article VII of this Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee made pursuant to this Agreement; and

                  (iii) the Guarantors shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Lenders or the Administrative Agent under the Guarantee made pursuant to this Agreement.

     Section 10.3 GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (a) Nothing contained in this Agreement or in the Notes shall prevent (a) any consolidation or merger of any of the Guarantors with or into the Borrower or any other Guarantor, (b) any transfer, sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety to the Borrower or any other Guarantor or (c) any merger of a Guarantor with or into an

Affiliate of that Guarantor that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

     (b) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Borrower or another Guarantor) unless:

                  (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental agreement in form and substance reasonably satisfactory to the Administrative Agent under the Notes and this Agreement;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (iii) the Borrower (A) would be permitted by virtue of the Borrower's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.7 or (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

         Notwithstanding the foregoing paragraph, (i) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower and (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

     (c) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of Section 4.8.

     (d) In case of any such consolidation, merger, sale or conveyance and upon the assumption by a successor corporation, by a supplemental agreement, executed and delivered to the Administrative Agent and satisfactory in form to the Administrative Agent, of the Guarantee made pursuant to this Agreement and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantors, such successor corporation shall succeed to and be substituted for the Guarantors with the same effect as if it had been named herein as one of the Guarantors. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon the Notes issuable under this Agreement which theretofore shall not have been signed by the Borrower and delivered to the Administrative Agent. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Agreement as the Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Guarantees had been issued at the date of the execution hereof.

     Section 10.4 RELEASES. (a) Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of the Guarantors), all Liens, if any, in favor of the Administrative Agent in the assets sold thereby shall be released. If the assets sold in such sale or other disposition include all or substantially all of the assets of the Guarantors or all of the Capital Stock of the Guarantors, then the Guarantors (in the event of a sale or other disposition of all of the Capital Stock of any of the Guarantors) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of any of the Guarantors) shall be released from and relieved of its obligations under this Agreement and its Guarantee made pursuant hereto ; provided, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with Sections 2.4 and 4.8. Upon delivery by the Borrower to the Administrative Agent of an Officers' Certificate to the effect that such sale or other disposition was made by the Borrower or the Guarantors, as the case may be, in accordance with the provisions of this Agreement, including without limitation, Sections 2.4 and 4.8, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Agreement and their Guarantee made pursuant hereto. If the Guarantors are not released from their obligations under their Guarantees, they shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of the Guarantors under this Agreement.

     (b) Upon the designation of any of the Guarantors as an Unrestricted Subsidiary in accordance with the terms of this Agreement, such Guarantor shall be released and relieved of all of its obligations under this Agreement. Upon delivery by the Borrower to the Administrative Agent of an Officers' Certificate and an opinion of counsel to the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the Borrower in accordance with the provisions of this Agreement, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee. Any of the Guarantors not released from their obligations under the Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any of the Guarantors under this Agreement as provided in this Article X.

     Section 10.5 NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Borrower or any Guarantor, any Subsidiary Guarantee, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Lender by making a Bridge Loan waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 10.6 SUBORDINATION OF SUBSIDIARY GUARANTEES; ANTI-LAYERING. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Guarantees. Notwithstanding the foregoing sentence, the Guarantee of each Guarantor shall be subordinated to the prior payment in full of all Senior Debt of that Guarantor (in the same manner and to the same extent that the Notes are subordinated to Senior Debt), which shall include all guarantees of Senior Debt.

                                   ARTICLE XI
                            THE ADMINISTRATIVE AGENT

     Section 11.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement, the other Loan Documents, the Exchange Note Indenture and the Exchange Notes, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement, the other Loan Documents, the Exchange Note Indenture and the Exchange Notes and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, the other Loan Documents, the Exchange Note Indenture and the Exchange Notes, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     Section 11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement, the other Loan Documents, the Exchange Note Indenture and the Exchange Notes by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or

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conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     Section 11.4 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Notes as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Loan Documents, the Exchange Notes and the Exchange Note Indenture in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Bridge Loans.

     Section 11.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 11.6 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor the Arrangers, or any of their officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Arrangers hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or Arrangers to any Lender. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, and the Arrangers or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Bridge Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents, the Exchange Notes and the Exchange Note Indenture, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and the Arrangers shall have no any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent, the Arrangers or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

     Section 11.7 INDEMNIFICATION. The Lenders agree to indemnify the Arrangers and the Administrative Agent in their respective capacities as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated, ratably in accordance with the aggregate principal amount of Bridge Loans held by each Lender on such date, or, if indemnification is sought after the date upon which the Bridge Loans have been paid in full, ratably in accordance with the aggregate principal amount of Bridge Loans held by each Lender immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Bridge Loans) be imposed on, incurred by or asserted against the Arrangers or the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Bridge Loans and all other Obligations payable hereunder.

     Section 11.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents, the Exchange Notes and the Exchange Note Indenture. With respect to the Bridge Loans made or renewed by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement, the other Loan Documents the Exchange Notes and the Exchange Note Indenture as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent any of the parties to this Agreement or any holders of the Bridge Loans. If no successor agent has accepted appointment to replace such resigning Agent by the date that is 30 days following such Agent's notice of resignation, such Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 11.10 LIMITATION OF DUTIES. Except as expressly set forth herein, the Arrangers, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement, the other Loan Documents, the Exchange Notes or the Exchange Note Indenture.

                                  ARTICLE XII
                                  MISCELLANEOUS

     Section 12.1 EXPENSES; DOCUMENTARY TAXES. The Borrower and the Guarantors hereby jointly and severally agree (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members, but including, without limitation, expenses incurred in connection with due diligence) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents the Exchange Note, the Exchange Note Indenture and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent (in addition to any local counsel), (b) to pay or reimburse each Lender, the Administrative Agent and each of the Arrangers for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Exchange Notes, the Exchange Note Indenture and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, other Loan Documents, the Exchange Notes and the Exchange Note Indenture and any such other documents; provided, that such amounts shall only be payable to the extent that they are not due and payable by the Borrower under any other provision herein.

     Section 12.2 NOTICES. All notices and other communications pertaining to this Agreement or any Notes shall be in writing and shall be delivered (a) in Person, (b) by facsimile, (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by overnight courier, addressed as follows:

                       (i) If to the Administrative Agent, to it at:

                           Lehman Commercial Paper Inc.
                           790 Seventh Avenue
                           New York, New York 10019
                           Attention:  Andrew Keith
                           Facsimile No.:  (212) 526-0242
                           with a copy to:

                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, New York 10022
                           Attention:  Kirk A. Davenport II
                           Facsimile No.:  (212) 751-4864


                  (ii) If to any Lender, to it at its address set forth on the signature pages hereto;

                  (iii) If to the Borrower or any Guarantor, to it at:

                           L-3 Communications Corporation
                           600 Third Avenue, 34th Floor
                           New York, New York 10016
                           Attention:  Senior Vice President--Finance
                           Facsimile No.:  (212) 805-5440

                           with copies to:

                           L-3 Communications Corporation
                           600 Third Avenue, 34th Floor
                           New York, New York 10016
                           Attention: Senior Vice President, Secretary and
                             General Counsel
                           Facsimile No.: (212) 805-5494

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn:  Marissa C. Wesely
                           Facsimile No.:  (212) 455-2502

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

     Section 12.3 CONSENT TO AMENDMENTS AND WAIVERS.

     (a) Except as provided in Section 12.3(b), this Agreement and the Notes may be amended, supplemented or modified with the consent of the Borrower, each Guarantor and the Majority Lenders and any existing Default or Event of Default and its consequences or compliance with any provision of this Agreement or the Notes may be waived with the consent of the Majority Lenders.

     (b) Notwithstanding the provisions of Section 12.3(a), without the consent of each Lender affected thereby, no amendment, change, modification or waiver may: (i) extend the maturity of or time of payment of principal or interest on any Bridge Loan or alter or waive any of the provisions with respect to the mandatory prepayment of any Bridge Loan, (ii) reduce the rate of interest, including default interest, or the principal amount of any Bridge Loan, (iii) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Bridge Loans (except a rescission of acceleration of the Notes by the Majority Lenders and a waiver of the payment default that resulted from such acceleration), (iv) make any Bridge Loan payable in money other than that stated in this Agreement,

(v) make any change in the provisions of this Agreement relating to waivers of past Defaults set forth in Section 7.5 and 7.6 or the rights of Lenders to receive payments of principal or interest on the Bridge Loans, (vi) change the subordination provisions in a manner that would adversely affect the Lenders,
(vii) reduce the percentage of Lenders necessary to amend, modify, supplement or change the Loan Documents, including, without limitation, this Section 12.3,
(viii) reduce or extend the date of payment of fees to be paid in connection with the Loan Documents, (ix) release any Guarantor from its Guarantee except as provided in this Agreement or (x) change the mandatory exchange provisions set forth in this Agreement. Notwithstanding the provisions of Section 12.3(a), the provisions of Article XII shall not be amended or supplemented without the consent of the Administrative Agent.

     (c) Any waiver or amendment, supplement or modification pursuant to this
Section 12.3 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Arrangers and all future holders of the Bridge Loans. In the case of any waiver, the Borrower, the Lenders, the Administrative Agent and the Arrangers shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 12.4 PARTIES. This Agreement shall inure to the benefit of and be binding upon the Borrower, each Guarantor, the Lenders, the Administrative Agent, the Arrangers and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     Section 12.5 New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE EXCHANGE NOTES, THE EXCHANGE NOTE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE EXCHANGE NOTES, THE EXCHANGE NOTE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.6 REPLACEMENT NOTES. If any Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Notes, upon the delivery by such Lender evidence to the Borrower's reasonable satisfaction of such Lender's ownership thereof and of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Notes.

     Section 12.7 LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Guarantor or any other Person against the Administrative Agent, the Arrangers or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement, the other Loan Documents, the Exchange Notes or the Exchange Note Indenture or any act, omission or event occurring in connection therewith; and the Borrower and each Guarantor hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 12.8 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

Section 12.9 CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of Dollars is of the essence and Dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to Dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in Dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount. If the amount of Dollars so purchased exceeds the sum due the Lenders in Dollars, the Lenders shall remit promptly to the Borrower such excess.

     Section 12.10 SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower and each Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders.

     Section 12.11 INTEGRATION CLAUSE. This Agreement, the Exchange Note Indenture, the Escrow Agreement and the other documents executed in connection therewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter and the Engagement Letter that are in addition to the provisions contained herein.

     Section 12.12 SEVERABILITY CLAUSE. In case any provision in this Agreement or any Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

     Section 12.13 SURVIVAL OF CERTAIN PROVISIONS. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Bridge Loans hereunder. In addition, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower and the Guarantors to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 12.1 and the Engagement Letter and
(ii) the indemnity provisions contained in Sections 2.6, 2.8 and 11.7 shall, in each case, remain operative and in full force and effect.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   L-3 COMMUNICATIONS CORPORATION


                                   By:
                                       ------------------------------------
                                         Name:
                                         Title:



COLEMAN RESEARCH CORPORATION
EER SYSTEMS, INC.
ELECTRODYNAMICS, INC.
HENSCHEL, INC.
HYGIENETICS ENVIRONMENTAL SERVICES, INC.
INTERSTATE ELECTRONICS CORPORATION
KDI PRECISION PRODUCTS, INC.
L-3 COMMUNICATIONS AIS GP CORPORATION
L-3 COMMUNICATIONS ANALYTICS CORPORATION
L-3 COMMUNICATIONS AYDIN CORPORATION
L-3 COMMUNICATIONS DBS MICROWAVE, INC.
L-3 COMMUNICATIONS ESSCO, INC.
L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
L-3 COMMUNICATIONS INVESTMENTS, INC.
L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.
L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.
MICRODYNE CORPORATION
MPRI, INC.
PAC ORD, INC.
POWER PARAGON, INC.
SOUTHERN CALIFORNIA MICROWAVE, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD HOLDINGS, INC.
SPD SWITCHGEAR, INC.
         as the Guarantors


By:
   -------------------------------------------
         Name: Christopher C. Cambria
         Title:   Vice President and Secretary

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.


By:     L-3 Communications AIS GP Corporation,
             as general partner


     By:
         -------------------------------------
                Name:
                Title:  Authorized Person


                                             Accepted and agreed to with respect
                                             to Sections 2.4, 3.7, 3.8, 3.9,
                                             3.10, 3.20 and 3.21 only:

                                             L-3 COMMUNICATIONS HOLDINGS, INC.


                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent


By:
   --------------------------
     Name:
     Title:


LEHMAN BROTHERS INC.,
as Joint Book-Running Manager and Joint Lead Arranger


By:
   --------------------------
        Name:
        Title:


BANC OF AMERICA BRIDGE LLC
as Joint Book-Running Manager and Joint Lead Arranger


By:
   --------------------------
        Name:
        Title:


CREDIT SUISSE FIRST BOSTON CORPORATION
as an Arranger


By:
   --------------------------
        Name:
        Title:

LENDERS:

Commitment Amount:

$250,000,000.00              LEHMAN COMMERCIAL PAPER INC.

                             By:
                                -----------------------------------------
                                 Name:
                                 Title:


                             Wire Transfer Instructions


                             Name of Bank:          Bankers Trust Company
                             Address:               4 Albany Street
                                                    New York, New York  10006


                             ABA#:                  021001033
                             For the account of     NYLTD Loan Services
                                                    Omnibus Account
                             Account No.:           01-422-898

                             FOR FURTHER CREDIT TO LEHMAN COMMERCIAL PAPER INC.
                             Reference:
                             Attention:
                             Telephone:                 212-
                             Fax:                       212-

Commitment Amount:

$125,000,000.00               BANC OF AMERICA BRIDGE LLC

                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              Wire Transfer Instructions


                              Name of Bank:
                              Address:



                              ABA#:
                              For the account of

                              Account No.:

                              FOR FURTHER CREDIT TO BANC OF AMERICA BRIDGE LLC
                              Reference:
                              Attention:
                              Telephone:                 212-
                              Fax:                       212-

Commitment Amount:

$125,000,000.00              CREDIT SUISSE FIRST BOSTON, CAYMAN
                             ISLANDS BRANCH

                             By:
                                 -------------------------------
                                 Name:
                                 Title:


                             Wire Transfer Instructions


                             Name of Bank:
                             Address:



                             ABA#:
                             For the account of

                             Account No.:

                             FOR FURTHER CREDIT TO CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH
                             Reference:
                             Attention:
                             Telephone:                 212-
                             Fax:                       212-

                                                                      EXHIBIT A


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Bridge Loan Agreement, dated as of March 8, 2002 (as amended, supplemented or otherwise modified from time to time, the "BRIDGE LOAN AGREEMENT"), by and among L-3 Communications Corporation, a Delaware corporation (the "BORROWER"), L-3 Communications Holdings, Inc., the Guarantors party thereto, the Lenders party thereto, Lehman Brothers Inc. and Banc of America Bridge LLC, as joint book-running managers and joint lead arrangers, Credit Suisse First Corporation, as an arranger, and Lehman Commercial Paper Inc., as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.

                  1. The Assignor identified on Schedule I hereto (the "ASSIGNOR") and the Assignee identified on Schedule I hereto (the "ASSIGNEE") agree as follows:The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in
Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Bridge Loan Agreement, in a principal amount as set forth on Schedule I hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Bridge Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Bridge Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest under the Bridge Loan Agreement, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective
Date).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Bridge Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to
Section 4.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Bridge Loan Agreement, the other Loan Documents, the Exchange Notes, the Exchange Note Indenture or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Loan Agreement, the other Loan Documents, the Exchange Notes, the Exchange Note Indenture or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Bridge Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Bridge Loan Agreement are required to be performed by it as a Lender; and (f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Bridge Loan Agreement, the other Loan Documents, the Exchange Notes, the Exchange Note Indenture or any other instruments or documents furnished pursuant hereto or thereto.

                  4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

                  5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 6.3 of the Bridge Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  7. From and after the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, under the other Loan Documents, the Exchange Notes and the Exchange
Note Indenture and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Loan Agreement.

                  8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule I
                          to Assignment and Acceptance


Name of Assignor: ______________________________

Name of Assignee: ______________________________

Effective Date of Assignment: __________________


 Principal Commitment or
       Bridge Loan                Commitment or Bridge Loan Percentage
     Amount Assigned                            Assigned(1)
 -----------------------          ------------------------------------


$ -----------------                         ----- . -----------%
















----------

1 Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

[Name of Assignee]                           [Name of Assignor]

By:_______________________________           By: ______________________________
    Name:                                        Name:
    Title:                                       Title:



Accepted:

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:_______________________________
    Name:
    Title: